Exhibit 99.1

Contact:	Bob Butter
Office: 412-820-1347
Cell: 412-736-6186
bbutter@tollgrade.com

TOLLGRADE REAFFIRMS SECOND QUARTER OUTLOOK
ALIGNS COSTS WITH CHANGING PORTFOLIO
Second Quarter Conference Call Scheduled for July 21, 2004 at 8:30 a.m.

PITTSBURGH, PA, July 8, 2004 – Tollgrade Communications, Inc. (Nasdaq: TLGD) today said that based on its preliminary results, the Company expects to announce, at its scheduled earnings call, revenue for the second quarter, 2004 of at least $15.1 million, with earnings per share near the middle of the range of the guidance previously provided by the Company. These results are still preliminary and are subject to change prior to final results for the second quarter that will be announced in conjunction with the Company’s earnings call scheduled for July 21, 2004. In its first quarter earnings release, Tollgrade predicted revenue for the second quarter of $13 to $16 million and E.P.S. between a loss of ($0.04) to earnings of $0.03.

In addition, Tollgrade is implementing a cost alignment effort to reflect its evolving business model as a broadband testing and monitoring supplier. With growth in its cable-related product lines outpacing the lagging recovery of its traditional telecom products, Tollgrade is realigning costs and resources to reflect a more balanced focus on near and long-term growth. As a result, 30 positions are being eliminated, primarily in the area of research and development. The Company expects to record a one-time, pre-tax restructuring charge of approximately $200,000 in the third quarter. Net of this charge, pre-tax savings of approximately $250,000 should also be recognized in the third quarter, and are expected to amount to approximately $500,000 of pre-tax savings in subsequent quarters.

“We are cautiously optimistic about the state of our telecom customers’ growth prospects and capital expenditures that have been hamstrung by regulation up until recently,” said Chris Allison, Tollgrade’s Chairman and Chief Executive Officer. “Despite the sector’s sustained procurement lag, our telecom business is active as evidenced by recent contracts and field trials among RBOC customers, as well as product acceptance by independent telephone companies.”

“Importantly, our growing cable business is experiencing more favorable trends and is emerging as an equal part of our portfolio. Aligning our costs, particularly as they relate to our near-term telecom prospects, is necessary at this time.”

Allison added, “Our goal is to maximize Tollgrade’s existing technologies and service offerings to RBOCs, independent telephone companies and cable companies with a corresponding cost structure that reflects effective portfolio management. We are in the midst of balancing the constraints of capital expenditure limitations in the telecom sector and non-recurring expenses such as professional fees related to Sarbanes-Oxley compliance initiatives with continued investment in the development of products and services related to DSL and VOIP services.”

July 21 Conference Call

The telephone number for U.S. participants in Tollgrade’s second quarter earnings conference call is 1-800-860-2442 (international: 412-858-4600). Please reference Tollgrade/Allison to identify the call. The conference call will also be broadcast live over the Internet. To listen to this conference call via the Internet, simply log on to the following URL address: http://www.firstcallevents.com/service/ajwz408077659gf12.html.

The call will be available for replay and continued web access using the following information: Starting at approximately 11:00 AM (Eastern Time) on July 21, and continuing through 12:00 AM on July 29, 2004, dial 877-344-7529 (international: 412-317-0088). When prompted for the account number, enter ‘320#’ then press ‘1’ to play a recorded conference. Enter ‘349554#’ when prompted to enter the conference number. Clearly state your name and company name when prompted to do so, followed by any key. Press ‘1’ to begin the conference playback.

WEB REPLAY ACCESS: The call will be archived for 90 days at the same web address, beginning at approximately 12:00 PM on July 21, 2004. Minimum Requirements to listen to broadcast:

The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/9series/gettingstarted/download/download.asp and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com

About Tollgrade

Tollgrade Communications, Inc. is a full-system provider of leading hardware and software testing solutions for the global telecommunications and cable broadband industries. Tollgrade designs, engineers, markets and supports test systems, test access and status monitoring products. The Company, which is headquartered in the Pittsburgh suburb of Cheswick, Pa., recorded 2003 revenues of $65.1 million. The Company’s web address is www.tollgrade.com.

Forward-Looking Statements

The statements contained in this release which are not historical facts are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which may be expressed in a variety of ways, including the use of forward-looking terminology, relate to, among other things, the preliminary financial results for the Company’s fiscal second quarter ended June 26, 2004, the expected restructuring charges and expected pre-tax savings associated with the Company’s reduction in workforce, the timing and degree of expected benefits resulting from the Company’s cost alignment efforts and the anticipated growth of our cable and telecom product lines. The Company does not undertake any obligation to publicly update any forward-looking statements.

These forward-looking statements and other forward-looking statements contained in other public disclosures of the Company are based on assumptions that involve risks and uncertainties and are subject to change based on the considerations described below. These risks, uncertainties and other factors may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements. The Company wishes to caution each reader of this release to consider the following factors and certain other factors discussed herein and in past reports including, but not limited to, prior year Annual Reports and Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission (“SEC”). The factors discussed herein may not be exhaustive. Therefore, the factors discussed herein should be read together with other reports and documents that are filed by the Company with the SEC from time to time, which may supplement, modify, supersede or update the factors listed in this document.

•	The Company’s financial results for second quarter ended June 26, 2004 are preliminary, and the Company may need to make adjustments to its financial results as part of its customary quarterly financial closing procedures. Any such adjustments could cause the actual results we achieve to differ materially from such forward-looking statements.

•	The Company’s expected one-time, pre-tax restructuring charges and pre-tax savings have not been finalized. The Company’s actual one-time pre-tax charges may be larger, and the Company’s actual pre-tax savings may be lower, than expected. Any increase in such charges or decrease in such savings could have a material adverse effect on our financial results and our business.

•	The actions we have taken in response to the recent decrease in our revenues in our telecom product line could have long term adverse effects on that portion of our business. There are several risks inherent in our efforts to bring our cost base in line with the current environment by reducing our telecom workforce. These include the risk that we will not be successful in achieving our planned cost reductions, and that even if we are successful in doing so, we will still not be able to reduce expenditures quickly enough to restore profitability in that portion of our business and may have to undertake further restructuring initiatives that would entail additional charges and create additional risks. In addition, there is the risk that cost-cutting initiatives will impair our ability to effectively develop and market products and remain competitive. Each of the above measures could have long-term effects on our business by reducing our pool of talent, decreasing or slowing improvements in our products, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our products increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.

•	Due to the Company’s dependence upon a few major customers for a majority of our revenues, the loss of any of these customers or continued decreases in the capital budgets of these customers would significantly reduce our revenues and net income. The capital budgets of our customers, are dictated by a number of factors, most of which are beyond our control, including:

•	the conditions of the telecommunications market and the economy in general;

•	subscriber line loss and related reduced demand for telecommunications services;

•	disputes between our customers and their organized labor groups;

•	the failure to meet established purchase forecasts and growth projections; and

•	competition.

If the financial strength of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result.

•	A large portion of the Company’s sales are attributable to our core proprietary MCU technology, and those sales largely depend upon the rate of deployment of new, and the retrofitting of existing, Digital Loop Carrier (DLC) systems in the United States. Further, if our customers implement certain next generation network improvements that do not require the use of our MCU products, it could materially impact our MCU sales. If our major customers fail to continue to build-out their DSL networks and other projects requiring DLC deployments, or if we otherwise satisfy the domestic telecommunications market’s demand for MCUs, our future results would be materially and adversely affected.

•	The Company depends upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their acceptance by our customers, which in some cases have their own proprietary requirements. The adoption of industry-wide standards, such as the HMS and DOCSIS cable standards, may result in the elimination of or reductions in the demand for many of our proprietary products, like our Cheetah head-end hardware products and other Cheetah products. Furthermore, if we are unable to forecast the demand for, and to develop new products or to adapt our existing products to meet, evolving standards and other technological innovations, or if our products and services do not gain the acceptance of our customers, there could be a negative effect on our future results.

•	Changes in the telecommunications or cable regulatory environment that, among other results, increase our costs of doing business, require our customers to share assets with competitors or prevent the Company or our customers from engaging in business activities they may wish to conduct, could significantly reduce the demand for our products and adversely affect our future results.

•	Although we seek to protect our technology through a combination of copyrights, trade secret laws, contractual obligations and patents, these protections many not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, or if third parties are able to successfully assert that our use of technology infringes upon the proprietary rights of others, our future results could be adversely affected.

•	Some of our products require technology that we must license from the manufacturers of systems with which our products must be compatible. If we are unable to obtain and retain these license agreements on favorable terms, there could be a material adverse effect on our business.

•	We depend upon a limited number of third party subcontractors to manufacture certain aspects of our products and we procure components from a limited number of outside suppliers. If we were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity or integration issues related to our acquisition of the Cheetah product line, the loss of key assembly subcontractors or other factors, our ability to produce and ship our manufactured products and therefore our future results could be materially adversely affected.

•	We have recently completed, and we may pursue additional, acquisitions of companies, product lines and technologies, which acquisitions involve numerous risks, including the disruption of our business, exposure to assumed or unknown liabilities of the acquired target, and the failure to integrate successfully the operations and products of acquired businesses. Goodwill arising from acquisitions may result in significant charges against our operating results in one or more future periods. Furthermore, we may never achieve the anticipated results or benefits of an acquisition, such as increased market share or the successful development and sales of a new product. The effects of any of these risks could materially harm our business and reduce our future results of operations.

•	The carrying value of certain of our intangible assets, consisting primarily of goodwill related to our LoopCare software and Cheetah product line acquisitions from Lucent Technologies, Inc. and Acterna, LLC, could be impaired by changing market conditions. We are required under generally accepted accounting principles to review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. Factors that may indicate that the carrying value of our intangible assets may not be recoverable include a decline in stock price and market capitalization and lower than anticipated cash flows produced by such intangible assets. If our stock price and market capitalization decline, or if we do not realize the expected revenues from an intangible asset, we may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of that intangible asset is determined.

•	Our future sales in international markets are subject to numerous risks and uncertainties, including local economic and labor conditions, political instability including terrorism and other acts of war or hostility, unexpected changes in the regulatory environment, trade protection measures, tax laws, our ability to market current or develop new products suitable for international markets, obtaining and maintaining successful distribution and resale channels and foreign currency exchange rates. Reductions in the demand for or the sales of our products in international markets could adversely affect future results.

•	Any significant product defect, error or failure could jeopardize our relationships with our customers, resulting in substantial costs for both the Company and our customers as well as the cancellation of orders, warranty costs, product returns and legal actions that could adversely affect our future results.

•	If third parties with whom we have entered into OEM and other partnerships should fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

•	There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other reasons can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessary indicative of our revenues in any future period.

•	The markets for some of our products are very competitive. Some of our competitors may have greater technological, financial, manufacturing, sales and marketing, and personnel resources than we have and may have an advantage in responding more rapidly or effectively to changes in industry standards or technologies and may better withstand the pricing pressures that increased competition may bring. If our introduction of improved products or services is not timely or well received, or if our competitors reduce their prices for products that are comparable to ours, demand for our products and services could be adversely affected.

•	The successful development of a secondary market for our products by a third party could negatively affect demand for our products, reducing our future revenues.

•	If the Company is unable to identify and hire the personnel that we need to succeed, or if one or more of our present key employees were to cease to be associated with the Company, our future results could be adversely affected.

™LoopCare is a trademark of Tollgrade Communications, Inc.
™Cheetah is a trademark of Tollgrade Communications, Inc.
® DigiTest is a registered trademark of Tollgrade Communications, Inc.
All other trademarks are the property of their respective owners.

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